1ST SECURITY BANK

FS BANCORP, INC.

Acquisition of Anchor Bancorp

Summary Transaction Review
July 17, 2018


1ST SECURITY BANK

"...Build a truly great place to work and bank."

-FSBW Vision Statement

Important Additional Information and Where to Find it

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, FS Bancorp intends to file a registration statement on Form S-4 with the SEC which will contain a proxy statement/prospectus to be distributed to the shareholders of Anchor in connection with their vote on the merger. Each party will also file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE TRANSACTION, SHAREHOLDERS OF ANCHOR ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to shareholders of Anchor. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by FS Bancorp will be available free of charge by accessing FS Bancorp's website at www.FSBWA.com or by writing FS Bancorp at 6920 220th Street SW Mountlake Terrace, WA 98043, Attention: Investor Relations or calling (425) 771-5299, or by writing Anchor at 601 Woodland Square Loop SE, Lacey, WA 98503, Attention: Corporate Secretary or calling (360) 537-1388.

FS Bancorp, Anchor, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from Anchor shareholders in favor of the approval of the merger. Information about the directors and executive officers of FS Bancorp and their ownership of FS Bancorp stock is included in the proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 28, 2018. Information about the directors and executive officers of Anchor and their ownership of Anchor stock is set forth in the proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on November 9, 2017, and also will be included in the proxy statement/prospectus for the merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward Looking Statements

This communication may contain certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of FS Bancorp, Anchor and the combined company. A number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by FS Bancorp and Anchor with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; conditions to the closing of the merger may not be satisfied; the shareholders of Anchor may fail to approve the consummation of the merger; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this Report are based on information available at the time of the communication. FS Bancorp and Anchor undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made.

1ST SECURITY BANK

FS BANCORP, INC.

Transaction Highlights - Financials as of March 31, 2018

Pro forma assets of approximately $1.5 billion at close while deepening our Washington State market presence

Compelling Strategic Rationale

- Significantly expands FS Bancorp's presence throughout Western Washington
- Increases our core deposit totals and enhances our ability to attract additional core deposit funding
- Sizable transaction that further strengthens our operating scale and efficiency
- Attractive transaction valuation for a sizable opportunity within, or adjacent, to our markets
- Continues to create scarcity value and enhances our profile within highly desirable banking markets

Significant Opportunities for Continued Growth

- Acquiring more than $200 million of non-maturity deposits
- Core funding will support and fuel continued organic loan growth
- Attractive pro forma credit portfolio with reduced concentrations in consumer and 1-4 family
- Enhanced scale provides for a larger platform for growth
- Access to employees in a more balanced employment market

Attractive Financial Metrics

- Disciplined approach to pricing with attractive deal valuation metrics
- Immediately accretive to tangible book value per share at close
- Strong EPS accretion in 2019 (1)
- Core deposit premium of 3% (2)
- Leverages excess capital while maintaining strong regulatory capital ratios

(1) Based on street consensus estimates, excludes non-recurring merger related expenses
(2) Core deposits defined as total deposits less time deposits > $250 thousand

Overview of Anchor

Company Highlights

- Headquartered in Lacey, WA
- 9 branch locations throughout Western Washington
- Focused on community-based banking in Grays Harbor, Thurston, Lewis and Pierce counties

Financial Highlights as of March 31, 2018

Total Assets	$480 million
Gross Loans	$403 million
Total Deposits	$360 million
Loan / Deposit Ratio	111.8%
Tang. Common Equity / Tang. Assets	13.8%
LTM Core Return on Average Assets (1)	0.94%
Efficiency Ratio	72%
Net Interest Margin	4.34%
Nonperforming Assets / Total Assets (2)	0.40%

Source: SNL Financial

(1) LTM Core EPS provided by SNL and defined as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items (inclusive of Q4 2017 deferred tax asset revaluations)

(2) Excludes TDRs

Loan and Deposit Composition as of March 31, 2018

Loan Composition


C&I
5%
Consumer
1%
C&D
23%
1 - 4 Family
19%
5+ Family
14%
Comm. RE
38%

Deposit Composition


Non-Interest Bearing
18%
Interest-DDA, MM, Savings
38%
CDs < $100K
17%
CDs > $100K
27%

1ST SECURITY BANK

FS BANCORP, INC.

Pro Forma Deposit Franchise

County Unemployment rates – May 2018[1]



Skagit 5.0%
6.3%
Island 5.3%
Clallam 6.2%
Snohomish 3.6%
Chelan 4.8%
Jefferson 5.9%
King 3.4%
Douglas 5.2%
Kitsap 4.7%
Grays Harbor 6.5%
Mason 6.4%
Grant 6.1%
Kittitas 4.8%
Pierce 5.2%
Thurston 4.7%
Pacific 6.8%
Lewis 6.2%
Legend
4.0% or less
4.1% to 5.0%
5.1% to 6.0%
6.1% or greater

	Deposits by County[2]			
	FSBW	ANCB	Pro Forma	Branches
Snohomish	$384,160	-	$384,160	4
Clallam	131,709	-	131,709	2
King	119,056	-	119,056	2
Jefferson	77,632	-	77,632	2
Pierce	52,442	23,202	75,644	2
Kitsap	28,088	-	28,088	2
Grays Harbor	-	205,557	205,557	5
Thurston	-	80,086	80,086	2
Lewis	-	30,245	30,245	1
Total	$793,087	$339,090	$1,132,177	22

Washington State Deposit Footprint



Lake Cowichan
North Cowichan
Bellingham
Central Saanich
Saanich
Victoria
Mount Vernon
Oak Harbor
Strait of Juan de Fuca
Port Angeles
Port Townsend
Arlington
Marysville
Clallam
Everett
Forks
Edmonds
Jefferson
Seattle
Bremerton
Bellevue
Renton
Mason
Shelton
Kent
Tacoma
Covington
Grays Harbor
Olympia
Thurston
Ocean Shores
Aberdeen
Westport
South Bend
Chehalis
Lewis
FSBW (13)
ANCB (9)

Source: SNL Financial
Note: All dollars in thousands
(1) From Washington state Employment Security Department; data is not seasonally adjusted
(2) Deposits as of June 30, 2017

Transaction Assumptions and Pro Forma Impacts

Consideration

- Fixed consideration comprised of $12.40 in cash and 0.2921 shares of FSBW per each share of Anchor
- Anchor shareholders to receive 725,585 shares of FSBW and approximately $30.8 million in cash
- Pro forma ownership of approximately 84% for FSBW and 16% for Anchor
- Aggregate consideration value of $77.0 million, or $31.00 per common share [1]

Valuation and Impacts as of March 31, 2018

- Price to LTM core earnings per share of 17.1x [2]
- Price to tangible book value per share of 116%
- Immediately accretive to tangible book value per share
- Accretive to estimated EPS in 2019 [3]

Additional Transaction Details

- Closing expected in Q4 2018 or early in Q1 2019
- Estimated cost savings of 35% of Anchor's non-interest expense, 50% realized in 2019 and fully phased-in by 2020
- Aggregate fair value mark of 2.5% of gross loans, or $10.4 million
- Pre-tax one-time merger related expenses of approximately $7.3 million
- CDI of approximately 2.5% of non-maturity deposits, or $5.0 million

(1) Value of consideration based on FSBW's 10-day volume-weighted average closing price of $63.68 on July 13, 2018
(2) LTM Core EPS provided by SNL and defined as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items (inclusive of Q4 2017 deferred tax asset revaluations)
(3) Based on street consensus

Loan Portfolio Composition and Comparison

Dollars in Thousands *At March 31, 2018*	FSBW			ANCB			Pro Forma [1]		
Construction & Development	$	143,611	16.5%	$	91,485	22.7%	$	235,096	18.5%
Secured by Farmland		-	0.0%		559	0.1%		559	0.0%
1 - 4 Family Real Estate		254,863	29.4%		75,973	18.9%		330,836	26.0%
5+ Family Real Estate		52,442	6.0%		58,989	14.6%		111,431	8.8%
Commercial Real Estate		63,038	7.3%		152,370	37.8%		215,408	16.9%
Agricultural		-	0.0%		-	0.0%		-	0.0%
Commercial & Industrial		88,623	10.2%		20,678	5.1%		109,301	8.6%
Consumer		218,864	25.2%		4,062	1.0%		222,926	17.5%
Other Loans and (Unearned Income)		46,653	5.4%		(1,252)	-0.3%		45,401	3.6%
Gross Loans and Leases	**$**	**868,094**	**100.0%**	**$**	**402,864**	**100.0%**	**$**	**1,270,958**	**100.0%**

FSBW


Other 6%
C&D 17%
Consumer 25%
1 - 4 Family 29%
C&I 10%
Comm. RE 7%
5+ Family 6%

Yield on Loans: 5.62%

ANCB


C&I 5%
Consumer 1%
C&D 23%
Comm. RE 38%
1 - 4 Family 19%
5+ Family 14%

Yield on Loans: 5.60%

Pro Forma


Other 4%
C&D 18%
Consumer 17%
C&I 9%
1 - 4 Family 26%
Comm RE 17%
5+ Family 9%

Yield on Loans: 5.61%

Source: SNL Financial
Note: Loan composition reflects bank level data
(1) Total loans shown pro forma as of March 31, 2018, excludes purchase accounting and other merger related adjustments

1ST SECURITY BANK

FS BANCORP, INC.

Deposit Portfolio Composition and Comparison

Dollars in Thousands At March 31, 2018	FSBW			ANCB			Pro Forma (1)		
Non-Interest Bearing	$	200,302	23.1%	$	65,751	18.0%	$	266,053	21.6%
Interest-DDA, MM, Savings		421,820	48.6%		139,972	38.3%		561,792	45.6%
CDs < $100K		129,778	15.0%		60,898	16.7%		190,676	15.5%
CDs > $100K		115,878	13.4%		98,716	27.0%		214,594	17.4%
Total Deposits	**$**	**867,778**	**100.0%**	**$**	**365,337**	**100.0%**	**$**	**1,233,115**	**100.0%**

FSBW



CDs > $100K 13%
Non-Interest Bearing 23%
CDs < $100K 15%
Interest-DDA, MM, Savings 49%

Cost of Deposits: 0.58%

ANCB



CDs > $100K 27%
Non-Interest Bearing 18%
CDs < $100K 17%
Interest-DDA, MM, Savings 38%

Cost of Deposits: 0.95%

Pro Forma



CDs > $100K 17%
Non-Interest Bearing 22%
CDs < $100K 15%
Interest-DDA, MM, Savings 46%

Cost of Deposits: 0.69%

Source: SNL Financial
Note: Deposit composition reflects bank level data
(1) Total deposits shown pro forma as of March 31, 2018, excludes purchase accounting and other merger related adjustments

Enhanced Scarcity Value in Washington State

The combination of FSBW and Anchor create the third largest exchange-traded bank franchise headquartered in Washington State under $10 billion in assets as of March 31, 2018[1]

Listed below are all major exchange-traded banks headquartered in Washington State under $10 billion in assets as of March 31, 2018[1]

	Company Name	Ticker	Exchange	Total Assets ($M)	Market Cap. ($M)	Loans / Deposits (%)	Deposit Mix: Non-Int. Bearing (%)	Deposit Mix: Non-Maturity (%)
1	HomeStreet, Inc.	HMST	NASDAQ	6,924	749	95.0	20.3	73.9
2	Heritage Financial Corporation	HFWA	NASDAQ	4,676	1,278	84.0	30.2	89.2
3	*Pro Forma FSBW + ANCB* [2]	*FSBW*	*NASDAQ*	*1,524*	*291*	*104.4*	*20.4*	*66.7*
4	First Financial Northwest, Inc.	FFNW	NASDAQ	1,226	209	116.3	5.6	52.1
5	First Northwest Bancorp	FNWB	NASDAQ	1,190	173	91.7	16.5	72.7
6	Riverview Bancorp, Inc.	RVSB	NASDAQ	1,152	194	81.5	28.0	87.6
7	**FS Bancorp, Inc.**	**FSBW**	**NASDAQ**	**1,044**	**223**	**95.3**	**22.2**	**71.4**
8	Timberland Bancorp, Inc.	TSBK	NASDAQ	1,001	280	81.6	25.2	83.9
9	Sound Financial Bancorp, Inc.	SFBC	NASDAQ	660	99	105.8	15.9	68.5
10	Anchor Bancorp	ANCB	NASDAQ	480	68	111.8	16.0	55.7
	Median			**1,226**	**280**	**95.0**	**20.4**	**72.7**

Market data as of July 13, 2018
Source: SNL Financial
Note: Operating data is shown at the holding company level and if unavailable, the bank level
(1) Defined as banks with shares listed on the NYSE or NASDAQ exchanges and sorted by total assets
(2) Excludes purchase accounting and other merger related adjustments

1ST SECURITY BANK

FS BANCORP, INC.

Summary Transaction Highlights and Observations

Comprehensive due diligence was completed to minimize execution risk

- Compelling strategic rationale
  - Pro forma assets of approximately $1.5 billion at close
  - Enhances our ability to attract core funding
  - Continues to create scarcity value through scale
  - Logical geographic fit
- Significant opportunity for continued growth
  - Core funding will support continued organic loan growth
  - Anchor's experienced banking and operational teams will provide a cost effective opportunity to support our pro forma growth expectations
  - Access to employees in a more balanced employment market
  - A sizable transaction that further strengthens our operating scale and efficiency
- Attractive financial metrics
  - Immediately accretive to tangible book value per share at close
  - Strong EPS accretion in 2019
  - Core deposit premium of 3%
  - Leverages excess capital while maintaining strong regulatory capital ratios

Contact Information

Joe Adams
joea@fsbwa.com
Chief Executive Officer
(425) 697-8048

Matthew D. Mullet
mattm@fsbwa.com
Chief Financial Officer
(425) 697-8026

Administrative Center
6920 220th Street Southwest
Mountlake Terrace, Washington 98043